SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)                  April 20, 2000



                            HEMAGEN DIAGNOSTICS, INC.
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             (Exact name of registrant as specified in its charter)



         Delaware                        1-11700                 04-2869857
----------------------------           ------------          -------------------
(State or other jurisdiction           (Commission            (IRS Employer
      of incorporation)                File Number)          Identification No.)



34-40 Bear Hill Road, Waltham, Massachusetts                         02451
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 (Address of principal executive offices)                           Zip Code



Registrant's telephone number, including area code                (781) 890-3766



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         (Former name or former address, if changed since last report.)

Item 5.  Other Events.

     On April 20, 2000, the Registrant announced the private placement of $4,250,000 of securities consisting of convertible notes, common stock and warrants as detailed in the press release attached as Exhibit 1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

               (c) Exhibits.

                    Press Release of Hemagen Diagnostics, Inc. issued April 20, 2000.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 HEMAGEN DIAGNOSTICS, INC.



Date:  April 20, 2000                            By:   /s/William P. Hales
                                                    ----------------------------
                                                          William P. Hales
                                                          President

                                                                       EXHIBIT 1

                              COMPANY PRESS RELEASE

Hemagen Diagnostics, Inc., Closes $4.25 Million
Private Placement and Repays Bank Debt

WALTHAM, Mass.--(BW HealthWire)--April 20, 2000--Hemagen Diagnostics, Inc. (NASDAQ:HMGN - news, HMGNW - news) announced today that is has closed on a four and one quarter million dollar private placement to re-finance it's current bank debt. Proceeds of the offering were used to pay off bank debt and provide working capital. The new five-year loan package contains no financial covenants and reduces the Company's current interest rate from 13% to 8% resulting in a significant interest expense reduction. Jesup & Lamont Securities Corporation, a New York Investment Bank placed the offering. The Redwood Group consisting of Company insiders Jerry L. Ruyan, Chairman and CEO, William P. Hales, President, Thomas A. Donelan and Christopher P. Hendy, Directors, invested in the offering.

Jerry L. Ruyan Chairman and CEO said,  "This  financing  strengthens our balance
sheet  and  better   positions   the  Company  to  take   advantage   of  future
opportunities."

William P. Hales, President, said, "We are pleased to have completed this financing in light of recent market conditions. Our ability to pay off Fleet/BankBoston provides the company with greater operational and financial flexibility. We are continuing to work diligently to increase shareholder value by focusing on improving the operations of the company, increasing our sales and marketing effort, and reducing expenses."

The placement was comprised of units of 8% percent senior subordinated convertible notes, common stock and warrants. The offering price for each unit was $500,000. Each unit consisted of one $500,000 Senior Subordinated Secured Convertible Note, 200,000 warrants to purchase common stock and 93,750 Shares of Common Stock. The Notes are convertible at $2.50 with a potential reset after six months, based on the then stock price, of not less than $2.00. The Notes mature in 5 years with no amortization and bear interest at 8%. The Company has agreed to file a registration statement with respect to the Common Stock, the shares underlying the Notes, and the Warrants. The Company may force the Notes to be converted at any time after the effectiveness of the registration statement if the Common Stock has traded above $4.50 for ten consecutive business days. Additionally, the Company may prepay the Notes at any time after the effectiveness of the registration statement at 100% of the face value of the Notes plus accrued and unpaid interest. The Notes will be subordinated to any Senior Secured Revolving Credit Facility that the company establishes up to, but not to exceed $1.0 million. The Warrants entitle the registered holder to purchase one share of common stock at an exercise price of $2.75 at anytime on or after April 30, 2001 until April 30, 2002. The Warrants are callable by the Company at any time after April 30, 2001 provided that the closing bid price of Hemagen's Common Stock has exceeded $4.25 for ten consecutive business days. The shares of Common Stock were issued as part of the units.

Hemagen Diagnostics, Inc., develops manufactures and, markets more than 148 FDA-cleared proprietary medical diagnostic test kits for use in the diagnosis of autoimmune and infectious diseases. Hemagen also manufactures and sells the "Analyst(R)" and FDA-cleared Clinical Chemistry Analyzer used to measure important constituents in human and animal blood. The company focuses on markets that offer significant growth opportunities.

Except for any historical information contained herein, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties, including those described in the Company's Securities and Exchange Commission reports and filings

Contact:

Hemagen Diagnostics, Inc.
William P. Hales, 781/890-3766